Exhibit 10.6

Execution Version

SHIPBUILDING CONTRACT NOVATION AGREEMENT

HULL NO. 5404

THIS DEED is dated 2 September 2015

BY AND BETWEEN THE PARTIES BELOW:

(1)                                 Daewoo Shipbuilding & Marine Engineering Co., Ltd., a company organised and existing under the laws of Korea with its principal office at 125, Namdaemun-ro, Jung-gu, Seoul, Republic of Korea (the “Builder”);

(2)                                 STI Glasgow Shipping Company Ltd., a company organised and existing under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Original Buyer”); and

(3)                                 Gener8 Neptune LLC, a limited liability company organised and existing under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “New Buyer” and together with the Builder and the Original Buyer, the “Parties”).

BACKGROUND

(A)                               By a shipbuilding contract dated December 13, 2013 as amended by Amendment Number 1, made between the Builder and the Original Buyer (the “Shipbuilding Contract”), the Builder agreed to design, build, launch, equip, outfit, complete and deliver, and the Original Buyer agreed to purchase from the Builder, one (1) 300,000 TDW Crude Oil Tanker with Builder’s hull no. 5404 (the “Vessel”) upon the terms and conditions set forth therein.

(B)                               The Original Buyer has paid to the Builder, in accordance with the terms of the  Shipbuilding Contract the first four instalments in the aggregate amount of US$42,322,500 of the Contract Price (the “Instalments”). The remaining instalment(s) under the Shipbuilding Contract amount, in the aggregate, to US$51,727,500.

(C)                               By a letter of guarantee no. M0902-312-LG-00064 dated 17 December, 2013 (the “Letter of Guarantee”) issued by Korea Eximbank, a bank headquartered in Seoul, Korea (the “Refund Guarantor”)  in favour of the Original Buyer pursuant to the Shipbuilding Contract, the Refund Guarantor has guaranteed the refund by the Builder of the pre-delivery instalments paid by the Original Buyer to the Builder under the Shipbuilding Contract, on the terms and conditions set forth therein.

(D)                               The parent company of the Original Buyer (“Original Corporate Guarantor”) issued a corporate guarantee guaranteeing the performance of the Original Buyer under the Original Shipbuilding Contract (the “Original Corporate Guarantee”).

(E)                                The Parties have agreed to novate the Shipbuilding Contract upon the terms and conditions set forth in this Deed, whereby the New Buyer is substituted for the Original Buyer under the Shipbuilding Contract with effect from 13 December 2013, as if the New Buyer had originally been a party to the Shipbuilding Contract instead of the Original Buyer and the New Buyer shall assume all of the Original Buyer’s rights and obligations under the Shipbuilding Contract to purchase the Vessel on the same terms to those contained in the Shipbuilding Contract, and the Original Buyer’s rights and obligations under the Shipbuilding Contract shall be terminated.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Deed and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties), the Parties hereto agree as follows:

1                                         DEFINITIONS

1.1                               In this Deed:

“Effective Date” means the date of receipt by the New Buyer from the Refund Guarantor of the Supplemental Letter duly executed and authenticated;

“New Corporate Guarantee” means the new performance guarantee issued in favour of the Builder by Gener8 Maritime, Inc. (the “New Corporate Guarantor”), in form and substance as set out in Schedule 1 hereto; and

“Supplemental Letter” means the letter, supplemental to the Letter of Guarantee, to be issued by the Refund Guarantor in favour of the New Buyer, in form and substance as set out in Schedule 2 hereto.

Except as otherwise defined herein, terms defined in the New Shipbuilding Contract shall have the same meaning when used herein including in the recitals hereto.

2                                         NOVATION AND ASSIGNMENT

2.1                               The Original Buyer shall, immediately upon execution of this Deed by the Parties, provide the Refund Guarantor with the Notice of Novation in the form set out in Schedule 3 hereto, and the Builder shall promptly procure the issue of the Supplemental Letter by the Refund Guarantor in favour of the New Buyer in the form set out in Schedule 2 hereto.

2.2                               As and with effect from the Effective Date:-

(a)                                 All Payments including the Instalments of the Contract Price made by the Original Buyer to the Builder under the Shipbuilding Contract prior to the Effective Date shall be considered to have been made by the New Buyer under the New Shipbuilding Contract;

(b)                                 the New Buyer has agreed to maintain the appointment of Scorpio Shipmanagement S.A.M. in relation to the representation and supervision, for and on behalf of the New Buyer, under the New Shipbuilding Contract;.

(c)                                  the New Corporate Guarantor shall issue the New Corporate Guarantee in favour of the Builder in the form set out in Schedule 1 hereto; and

(d)                                 the Builder shall return the Original Corporate Guarantee to the Original Corporate Guarantor, duly cancelled.

2.3                              The Builder hereby, as and with effect from the Effective Date, releases and discharges the Original Buyer from all liabilities, obligations, claims and demands arising out of or in connection with the Shipbuilding Contract and the Original Corporate Guarantee.

2.4                              The Builder confirms for the avoidance of doubt that the extra costs reflected in the List of Cost items dated 10 March 2014 are included in the contract price of the Shipbuilding Contract.

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2.5                              The New Buyer hereby agrees with the Builder and the Builder agrees with the New Buyer that, as and with effect from the Effective Date, the New Buyer and the Builder shall assume, duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by the New Buyer and the Builder by virtue of the Shipbuilding Contract, the New Buyer and the Builder are each hereby bound by the Shipbuilding Contract in all respects.

2.6                              As of the Effective Date the Shipbuilding Contract shall be deemed to have incorporated following logical amendments:

(a)                                 The New Buyer shall be deemed to be named as the “Buyer”

(b)                                 the notice provisions for the Buyer contained in Article XIX of the Shipbuilding Contract shall be:

Gener8 Neptune LLC

c/o Gener8 Maritime, Inc.

299 Park Avenue

Second Floor

New York

New York 10171

USA

For the attention of CFO, Leonidas J. Vrondissis

e-mail: lvrondissis@gener8maritime.com

(c)                                  The Corporate Guarantor for the purposes of Article II, paragraph 5 of the Shipbuilding Contract shall be Gener8 Maritime, Inc..

(d)                                 Article XVII paragraph 1 (Representation of the Parties) shall be deleted and replaced with the following wording:

“REPRESENTATION OF THE PARTIES

During the term of this CONTRACT, each party certifies and represents as follows:

(a)                                 It will comply with the laws of any jurisdiction applicable to such party as it relates to the CONTRACT, including but not limited to any applicable anti-corruption and anti-bribery laws, also including, without limitation (and with which it is familiar) the United States Foreign Corrupt Practices Act (“US FCPA”) and the UK Bribery Act 2010 (“UK BA”) and the applicable laws of South Korea and additionally it will not engage in any activity, practice or conduct which would constitute an offence under the UK Bribery Act 2010 if such activity, practice or conduct had been carried out in the United Kingdom;

(b)                                 Without limiting the foregoing, neither it nor any person acting for it or on its behalf shall offer, pay or agree to pay, directly or indirectly, any consideration of any nature whatsoever to any official, agent or employee of any government or any department, agency or instrumentality of any government, or to any political party or official thereof, or to any candidate for political office in any country, or to any family members of such persons, in order to influence the act, decision or omission of any such official, agent, employee, political party, political party official or candidate in his or her official capacity in connection with any action taken in connection with this CONTRACT or the directing of business to any person in connection therewith. In addition, without limiting the foregoing, neither it nor any person acting for it or on its behalf shall make any payments to any third party, including sales representatives or agents, if there is reason to believe that the payment will be used directly or indirectly for a prohibited payment to the aforementioned persons.  It will use reasonable effort to consult and cooperate with the other party to ensure compliance with the US FCPA and the UK BA and provide the

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other party and/or its representatives, agents and investors with reasonable access to its books, records, facilities and personnel in connection with the foregoing.”

3                                         REPRESENTATIONS AND WARRANTIES

3.1          Each Party represents and warrants to the other Parties that:

(a)                                 Status.  It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)                                 Powers.  It has full power and authority to become a party to this Deed and has taken all necessary action and has obtained all consents, licences and approvals required in connection with the entry into and performance of this Deed, and in the case of the New Buyer and the Builder, the Shipbuilding Contract;

(c)                                  No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)                                 Absence of Default Events.  No event of default will occur as a result of it entering into or performing its obligations under this Deed;

(e)                                  Obligations Binding.  Its obligations under this Deed constitute legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and

(f)                                   Absence of Litigation.  There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Deed or its ability to perform its obligations under this Deed.

4                                         MISCELLANEOUS

4.1                               Subject to this Deed, all other terms and conditions contained in the Shipbuilding Contract shall remain in full force and effect and unchanged.  No amendment, modification or waiver in respect of this Deed will be effective unless in writing and executed by each of the Parties

4.2                               The Parties hereby agree and undertake that they will execute and deliver (and use reasonable endeavours to procure the execution and delivery by all other relevant parties of) all such further documents as the Builder and/or the New Buyer may reasonably require to be executed in order to give full effect and validity to this Deed.

4.3                               If any term, condition or provision of this Deed is held to be a violation of any applicable law, statute or regulation the same shall be deemed to be deleted from this Deed and shall be of no force and effect and this Deed shall remain in full force and effect as if such term, conditions or provision had not originally been contained in this Deed.  Notwithstanding the foregoing, in the event of any such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

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4.4                               This Deed may be entered into in the form of counterparts executed by one or more of the parties and provided all the parties shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

5                                         LAW AND JURISDICTION, ETC.

5.1                               Any dispute, action or proceeding arising in connection with this Deed or the performance hereof shall be governed by the relevant dispute resolution, governing law and jurisdiction provisions of the Shipbuilding Contract, which provisions are hereby incorporated herein by reference and shall have the same force and effect as if fully set forth herein.

6                                         INDEMNITY

6.1                               Indemnity by Original Buyer.  The Original Buyer hereby agrees to indemnify the New Buyer against any loss incurred or suffered by the New Buyer or brought or recovered against the New Buyer by the Builder or any other person in connection with any matter relating to or arising out of the Shipbuilding Contract, before the Effective Date.

6.2                               Indemnity by New Buyer.  The New Buyer hereby agrees to indemnify the Original Buyer against any loss incurred or suffered by the New Buyer or bought or recovered against the Original Buyer by the Builder or any other person in connection with any matter relating to, or arising out of, the Shipbuilding Contract on or after the Effective Date.

7                                         COSTS

7.1                               The Original Buyer and/or New Buyer must bear its own costs arising out of the negotiation, preparation and execution of this Deed.  Further, any legal costs (if any) incurred by Builder due to this novation and related transaction shall be borne by the Original Buyer.

8                                         COUNTERPARTS

8.1                               This Deed may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Deed delivered by facsimile,  e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Deed.

[Signature Page Follows]

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IN WITNESS WHEREOF this Deed was duly executed and delivered as a deed on the date and year first above written.

SIGNED BY	/s/ Ki UK Lee	Ki UK Lee

for and on behalf of
DAEWOO SHIPBUILDING & MARINE		)
ENGINEERING CO., LTD.		)

In the presence of:

Witness:	Heejin Bikun

Signature:	/s/ Heejin Bikun

Address:	Korea

SIGNED BY CHRISTOPHER F. ALLWIN
/s/ Christopher F. Allwin

for and on behalf of		)
STI GLASGOW SHIPPING COMPANY LTD.		)

In the presence of:

Witness:	Peter Doscas

Signature:	/s/ Peter Doscas

Address:	299 Park Ave. NY, NY USA

SIGNED BY DEAN J. SCAGLIONE
/s/ Dean J. Scaglione

for and on behalf of		)
GENER8 NEPTUNE LLC		)

In the presence of:

Witness:	Peter Doscas

Signature:	/s/ Peter Doscas

Address:	299 Park Ave. NY, NY USA

SCHEDULE 1

NEW CORPORATE GUARANTEE

CORPORATE GUARANTEE

Daewoo Shipbuilding & Marine Engineering Co., Ltd
125, Namdaemun-ro, Jung-gu,
Seoul, Republic of Korea

Date: as of

Dear Sirs,

Hull No. 5404

1                                         We refer to:

(A)                               the shipbuilding contract dated 13 December 2013 (as may be and may have been from time to time novated, amended, varied and/or supplemented the “Shipbuilding Contract”) made between (1) STI GLASGOW SHIPPING COMPANY LTD. (the “Original Buyer”) and (2) yourselves (the “Builder”) for the construction and sale of a One (1) 300,000 TDW Crude Oil Tanker having your hull number 5404 (the “Vessel”).

(B)                               the shipbuilding contract novation agreement dated                                                   (the “Novation Agreement”) made between (1) yourselves, (2) the Original Buyer and (3) Gener8 Neptune LLC (the “New Buyer”) pursuant to which the parties agreed to novate the rights and obligations of such parties under the Shipbuilding Contract from the Original Buyer to the New Buyer on the date of receipt by the New Buyer of a supplemental letter to a letter of guarantee no. M0902-312-LG-00064 dated 17 December 2013 and issued by Korea Eximbank in favour of the Original Buyer (the “Effective Date”).

(C)                               pursuant to clause 2.2(c) of the Novation Agreement, with effect from the Effective Date, the parent company of the New Buyer will issue a corporate guarantee guaranteeing the performance of the New Buyer under the Shipbuilding Contract (the “Corporate Guarantee”).

2                                         In consideration of your entering into the Shipbuilding Contract with the New Buyer pursuant to the Novation Agreement, we, the undersigned, as a primary obligor and not merely as a surety, hereby irrevocably and unconditionally:-

(A)                               guarantee to you the due and full performance by the New Buyer of all of its obligations under the Shipbuilding Contract including, without limitation, the taking of delivery of the Vessel and the payment by the New Buyer of all amounts of whatever nature payable by it under the Shipbuilding Contract; and

(B)                               undertake promptly and in any event within thirty (30) days upon your first written demand, including a substantiated statement that the New Buyer is in default of its obligations under the Shipbuilding Contract, to pay and/or perform our obligations under paragraph (A) above, without requesting you to take any further procedure or step against the New Buyer.

3                                         We hereby expressly waive notice of any supplement, amendment, change or modification to or of the Shipbuilding Contract that may be agreed between you and the New Buyer.

4                                         This Corporate Guarantee shall remain in full force and effect from the Effective Date until the delivery of the Vessel in accordance with the provisions of the Shipbuilding Contract.

5                                         This Corporate Guarantee shall be a continuing guarantee.  Our liability under this guarantee shall not be discharged or affected by any intermediate performance of obligation or payment or settlement of account by the New Buyer, any security or other indemnity now or hereafter held by you in respect thereof or of the New Buyer’s obligations under the Shipbuilding Contract, any invalidity, illegality or unenforceability of the Shipbuilding Contract, any alteration, amendment or variation of the terms of the Shipbuilding Contract, any allowance of time, forbearance, forgiveness or indulgence in respect of any matter concerning the Shipbuilding Contract or this guarantee on your part, or the insolvency, bankruptcy, winding up or analogous proceedings or re-organisation of the New Buyer, or any act, omission, fact or circumstances whatsoever which might otherwise diminish or nullify in any way our obligations under this Corporate Guarantee.

6                                         You shall not be required to exhaust your recourse against the New Buyer or any other security which you may hold in respect of its obligations under the Shipbuilding Contract before being entitled to performance by us of our obligations hereunder or payment by us of any amount hereby guaranteed.

7                                         All payments by us under this Corporate Guarantee shall be made promptly and in any event within thirty (30) days upon your first written demand, including a substantiated statement that the New Buyer is in default of payment of the amounts that were due under the Shipbuilding Contract, in United States Dollars to such account as you may designate without any deduction of any present or future taxes, restrictions or conditions of any nature, or any set-off or counter-claim for any reason whatsoever.  If we are required to make any deduction or withholding in respect of taxes from any payment due hereunder, the sum due from us in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, you receive (and retain, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which you would have received had no such deduction or withholding been required to be made.

8                                         We shall supply to you such information regarding the financial condition, business and operations of us as you may reasonably request provided that, if such information is not already available in the public domain, you shall enter into an acceptable confidentiality undertaking in our favour in respect of such information.

9                                         Any demand or notice to be made by you hereunder shall be made in writing in the English language and shall be delivered to us in person or sent by registered airmail or by telefax addressed to us at the following address:-

Gener8 Maritime, Inc.
299 Park Avenue
Second Floor
New York
New York 10171
USA
For the attention of CFO, Leonidas J. Vrondissis
Email: lvrondissis@gener8maritime.com

10                                  The benefit of this Corporate Guarantee shall not be assigned by you without our consent, such consent not to be unreasonable withheld, to any lawful assignee of the Shipbuilding Contract and shall enure for the benefit of yourselves, your successors and assigns.

11                                  This Corporate Guarantee shall be governed by and construed in accordance with the laws of England.

12                                  We hereby agree that any dispute, controversy or difference arising out of or in relation to this Corporate Guarantee shall be finally settled either (i) by proceedings in the English courts or (ii) if we so elect, by arbitration in London, England before a tribunal of three arbitrators in accordance with the United Kingdom Arbitration Act 1996 or any re-enactment or statutory modification thereof for the time being in force and with the rules of The London Maritime Arbitrators’ Association (“LMAA”) for the time being in force.

Yours faithfully,
Gener8 Maritime, Inc.

By:

Title:

SCHEDULE 2

SUPPLEMENTAL LETTER

GENER8 NEPTUNE LLC

2015

Dear Sirs

IRREVOCABLE LETTER OF CREDIT NO. M0902-312-LG-00064

We refer to:-

(1)                                 the shipbuilding contract dated 13 December, 2013 made between Daewoo Shipbuilding & Marine Engineering Co., Ltd., a company organised and existing under the laws of Korea (the “Builder”) and STI Glasgow Shipping Company Ltd., a company organised and existing under the laws of the Republic of the Marshall Islands (“Original Buyer”), (the “Shipbuilding Contract”), pursuant to which, inter alia, the Builder agreed to design, build, launch, equip, outfit, complete and deliver for the Original Buyer one (1) 300,000 DWT class crude oil carrier with Builder’s hull no. 5404 (the “Vessel”) upon the terms and conditions set forth therein;

(2)                                 the novation agreement dated                                                      , 2015 (the “Novation Agreement”) made between the Builder, the Original Buyer and Gener8 Neptune LLC, a limited liability company organised and existing under the laws of the Republic of the Marshall Islands ( (the “New Buyer”) pursuant to which the parties thereto have agreed to novate the rights and obligations of such parties under the Shipbuilding Contract from the Original Buyer to the New Buyer upon the terms and subject to the conditions set forth therein with effect from the Effective Date (which expression shall mean the date of receipt by the New Buyer of this Supplemental Letter) and to the effect that  the Original Buyer under the Shipbuilding Contract shall be substituted by the New Buyer as “BUYER” under the Shipbuilding Contract as if the New Buyer and the Builder had been party thereto since the date of the Shipbuilding Contract; and

(3)                                 the Irrevocable Letter of Credit no. M0902-312-LG-00064 dated 17 December, 2013 (the “Letter of Credit”), originally issued by us in favour of the Original Buyer, at the request of the Builder, in respect of the Builder’s obligations and liabilities under the Shipbuilding Contract,.

We hereby confirm that we have reviewed the terms of the Novation Agreement, and in consideration of your entering into the Novation Agreement we consent to the novation of the Shipbuilding Contract, on the terms and conditions set out in the Novation Agreement and we hereby agree that:

(a)                                 the Letter of Credit and our obligations thereunder shall and is hereby reconfirmed and shall remain and continue in full force and effect notwithstanding the said novation;

(b)                                 with effect from the Effective Date, the New Buyer shall be and is hereby substituted in place of the Original Buyer as the “Buyer” in the Letter of Credit and the Letter of Credit shall henceforth be construed and treated as issued in favour of the New Buyer ;

(c)                                  with effect from the Effective Date, references in the Letter of Credit to the “Contract” shall henceforth be deemed to be references to the Shipbuilding Contract as novated.

This Supplemental Letter is executed as a deed by the duly authorised signatories of THE EXPORT-IMPORT BANK OF KOREA and deemed to be delivered on the date hereof.

Yours faithfully

Signature

Witness:

Signature
Name:
Address:

And by

Signature

Witness:

Signature
Name:
Address:

SCHEDULE 3

NOTICE OF NOVATION

To:          THE EXPORT-IMPORT BANK OF KOREA (the “REFUND GUARANTOR”)

Copy to:     DAEWOO SHIPBILDING & MARINE ENGINEERING CO.,LTD (the “BUILDER”)

We, STI GLASGOW SHIPPING COMPANY LIMITED (the “ORIGINAL BUYER”), HEREBY GIVE YOU NOTICE that:

(i)                                     by a Novation Agreement dated                                                , 2015 (the “NOVATION AGREEMENT”) by and among the ORIGINAL BUYER, Gener8 Neptune LLC (the “NEW BUYER”)and the BUILDER  it was agreed that, all of the ORIGINAL BUYER’S  rights, title, interest and obligations to and in, and all the benefits of the Shipbuilding Contract dated 13 December, 2013 bearing the BUILDER’s Hull No. 5404 (the “CONTRACT”) would be novated to the NEW BUYER (the “Novation”) with effect from the Effective Date (“the Effective Date”) stated therein (being the date on which the NEW BUYER receives the Supplemental Letter from the REFUND GUARANTOR in the form attached hereto);

(ii)                                  The First Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER of US$14,107,500, the Second Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER of US$9,405,000, the Third Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER of US$9,405,000 and the Fourth Instalment under the CONTRACT paid to the BUILDER by the ORIGINAL BUYER of US$9,405,000 shall, with Effect from the Effective Date, be considered to have been made by the NEW BUYER.

We request that you, by issuing an acknowledgment in the form of the Supplemental Letter attached hereto, (i) acknowledge the Novation, (ii) confirm that, notwithstanding the Novation, the REFUND GUARANTEE is reconfirmed and shall remain in full force and effect in respect of advance payments payable under the CONTRACT as novated whether before or after the date of Novation as if references in the REFUND GUARANTEE to “BUYER” were references to the NEW BUYER.

Dated the             day of             , 2015

For and on behalf of

STI GLASGOW SHIPPING COMPANY LTD.

By :
Name:
Title :

Schedule of Substantially Identical Issuer Contracts Omitted

Novation Agreement dated September 2, 2015 by and between Daewoo Shipbuilding & Marine Engineering Co., Ltd., as Builder, STI Edinburgh Shipping Company Limited, as Original Buyer and Gener8 Athena LLC, as New Buyer to Shipbuilding Contract, dated December 13, 2013 by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5405

Novation Agreement dated September 2, 2015 by and between Daewoo Shipbuilding & Marine Engineering Co., Ltd., as Builder, STI Perth Shipping Company Limited, as Original Buyer and Gener8 Apollo LLC, as New Buyer to Shipbuilding Contract, dated December 13, 2013 by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5406

Novation Agreement dated September 2, 2015 by and between Daewoo Shipbuilding & Marine Engineering Co., Ltd., as Builder, STI Dundee Shipping Company Limited, as Original Buyer and Gener8 Ares LLC, as New Buyer to Shipbuilding Contract, dated December 13, 2013 by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5407

Novation Agreement dated September 2, 2015 by and between Daewoo Shipbuilding & Marine Engineering Co., Ltd., as Builder, STI Newcastle Shipping Company Limited, as Original Buyer and Gener8 Hera LLC, as New Buyer to Shipbuilding Contract, dated December 13, 2013 by and between STI Glasgow Shipping Company Limited and Daewoo Shipbuilding & Marine Engineering Co., Ltd. with respect to Hull No. 5408